Q1 FY 2022 Financial Results August 5, 2021

Management Presenters 2 Scott Barbour President and Chief Executive Officer Scott Cottrill Executive Vice President, Chief Financial Officer Mike Higgins Vice President, Corporate Strategy & Investor Relations

Forward Looking Statements and Non-GAAP Financial Metrics 3 Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including the adverse impact on the U.S. and global economy of the COVID-19 global pandemic, and the impact of COVID-19 in the near, medium and long-term on our business, results of operations, financial position, liquidity or cash flows, and other limitation factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials, and our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; uncertainties surrounding the integration and realization of anticipated benefits of acquisitions and similar transactions, including Infiltrator Water Technologies; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets, including risks associated with new markets and products associated with our recent acquisition of Infiltrator Water Technologies; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; the risks associated with our current levels of indebtedness, including borrowings under our existing credit agreement and outstanding indebtedness under our existing senior notes; fluctuations in our effective tax rate, including from the Tax Cuts and Jobs Act of 2017; our ability to meet future capital requirements and fund our liquidity needs; and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Q1 Fiscal 2022 Revenue Highlights 4 Domestic residential sales increased 27%, driven by favorable dynamics and material conversion in new home construction and on-site septic solutions. International sales increased 82%, driven by double-digit growth in Canadian, Mexican and Exports businesses. Demand and business activity remain very strong. Order backlog and quoting activity remain favorable. Domestic non-residential sales increased 30%, driven by strong performance in key growth states, material conversion strategy, diversified geographic mix and exposure to horizontal construction. Consolidated net sales grew 32% driven by 32% growth in Legacy ADS business and 24% growth in Infiltrator business. Q1 FY22 Sales Growth +32% +24% FY22 Domestic End Market Sales Mix

Q1 Fiscal 2022 Highlights 5 Working to offset continued inflationary cost pressure through internal initiatives, synergy programs and pricing actions. Cash conversion on plan and continues to fund organic investments in growth, capacity and productivity, as well as share repurchases. Strong top line growth and operational efficiency partially offset by inflationary cost pressure in materials, transportation and a tight labor market. Consolidated Adjusted EBITDA increased 4%, driven by strong volume growth and favorable pricing across the businesses.

Q1 Fiscal 2022 Financial Performance 6 (650) bps (USD, in millions) +31.6% $159.5 $24.0 $10.9 ($9.2) $166.6 Revenue Adj. EBITDA ($18.6) $509 $669 31.4% 24.9%

Free Cash Flow and Capital Structure 7 Free Cash Flow (¹) Note: all figures in USD, $mm. Figures may not add due to rounding. Operating Cash Flow less capital expenditures Inventory, Trade Receivables, Accounts Payable Legal, accounting and other professional fees incurred in connection with business or asset acquisitions and dispositions Debt & Capital Leases Liquidity

Updated Fiscal Year 2022 Guidance 8 Fiscal 2022 Expectations

Q&A

Closing Remarks 10 Strategies in place to offset inflationary cost pressure on materials, transportation and labor through favorable pricing and productivity initiatives. Strong profitability and free cash flow conversion expected to enable investment in growth, productivity, safety and other strategic investments. Core drivers behind ADS business unchanged and resilient as we move past this unique set of circumstances around inflation and labor availability. Project quotes, order rate and backlog are strong year-over-year. Demand and business activity remain strong with positive forward looking market indicators.

Appendix 11

Reconciliations 12

Reconciliations 13 Includes expenses directly related to our response to the COVID-19 pandemic, including adjustments to our pandemic pay program and expenses associated with our 3rd party crisis management vendor. Includes derivative fair value adjustments, foreign currency transaction (gains) losses, the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense.